UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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FINANCIAL INVESTORS TRUST
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To: Financial Advisors, Brokers and Intermediaries

From: Emerald Mutual Funds

Re: Important Information About Emerald Funds Shareholder Proxy Vote

As you may know, the ultimate parent company of the Emerald Mutual Fund Advisers Trust (the “Adviser”) entered into a purchase agreement pursuant to which a subsidiary of 1251 Capital Group, Inc. (“1251 Capital”) will acquire 51% of the equity of Emerald Asset Management PA, LLC (“EAM”), the direct parent company of the Adviser.  According to the Adviser, the objectives of the purchase include to enhance the strength and stability of the Adviser and to successfully position it for future growth by enhancing key employee retention and recruiting, paying down debt, and adding 1251 Capital competencies and expertise to EAM’s Board of Directors. Current EAM and Adviser management will continue to run each company and maintain operating independence in the day-to-day decisions including but not limited to investment process and function. The Adviser believes that this partnership significantly strengthens the firm and positions the company for continuing future success and stability.

Under federal securities laws, the change in ownership described above will necessitate shareholder approval of new agreements with the Funds. Except for the dates and terms of the agreements, these new agreements are identical in all material respects to the agreements currently in place. THERE IS NO CHANGE TO THE INVESTMENT STRATEGIES OR PERSONNEL MANAGING THE FUND OR ANY FEES RELATED TO THESE SERVICES.

In the beginning of August the four Emerald mutual funds will be distributing a proxy package which includes a proxy statement, proxy card and business return envelope. The package will detail the change of ownership at the Adviser and the proposal to be voted on.

Through the voting process we hope to receive the required approvals to continue the daily management of these Funds now and into the future. Please encourage all your clients to vote by using any of the convenient options found on their proxy card they receive.

In order to solicit and record voting instructions from Shareholders, the Funds have engaged AST Fund Solutions as tabulator and solicitor for this proxy campaign. AST will be mailing the material on or about August 6th and will be tabulating responses soon thereafter. As the campaign continues AST may reach out to unvoted shareholders in hopes to encourage them to vote and record instructions right over the phone if they would like. For any questions about this proxy or communications with shareholders you can reach us at 800-722-4123. AST Fund Solutions can be reached at 877-283-0321 if your shareholder would like to vote.

Thank you for your consideration.

Sincerely,

Kenneth G. Mertz II, CFA
President of Emerald Mutual Fund Advisers Trust